Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN TECHNOLOGY DELAYS FILING FORM 10-K DUE TO ONGOING

VOLUNTARY REVIEW OF HISTORICAL STOCK OPTION GRANTS

ATC Expects Revenues for Quarter Ending December 31, 2006

of Between $3.6 Million and $3.8 Million

SAN DIEGO, CA, December 29, 2006 – American Technology Corporation (ATC) (NASDAQ: ATCO) an innovator of commercial and military directed sound products and solutions announced today that the filing of its Form 10-K for the fiscal year ended September 30, 2006 will be delayed past the extended December 29, 2006 due date. As previously reported, ATC has been conducting a voluntary review of its historical stock option and stock grants, and has not yet completed that review. The information ATC has reviewed to date does not indicate misconduct or fraud by any member of the Company’s current or former management.

The Company intends to include restated financial statements for prior periods in its Form 10-K for the fiscal year ended September 30, 2006. ATC intends to file its Form 10-K as soon as practicable after the completion of the review.

As a result of the delay in filing the Company’s Form 10-K, the Company expects to receive a notification from Nasdaq that it is not in compliance with the filing requirements for continued listing on Nasdaq and that its common stock may be subject to delisting from the Nasdaq Capital Market. Following receipt of such a notification, the Company will have seven calendar days to file its Form 10-K or request a hearing before a Nasdaq Listing Qualifications Panel. The request for hearing will stay any delisting action at least until the Panel reaches a decision. The Company intends to request such a hearing if it is not able to file its Form 10-K prior to the end of the seven-day period.

ATC also announced today that it has received new orders for its proprietary directed sound products. ATC expects revenues for the quarter ending December 31, 2006 of between $3.6 million and $3.8 million.

About American Technology Corporation

American Technology Corporation provides directed audio solutions that place clear, highly intelligible sound exactly where needed. ATC’s HyperSonic® Sound, NeoPlanar® and Long Range Acoustic Device (LRAD®) product lines make up the core of an expanding portfolio of directed sound products and technologies. For more information about ATC and its directed sound solutions please visit the company’s web site at www.atcsd.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that reflect our current view with respect to future events and performance. Statements made herein regarding our financial information and the possible conclusions or determinations to be made by the Audit Committee are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations, and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to, the timely manufacture and shipment of directed sound product orders, the final conclusions of the Audit Committee and the Company’s independent public accountants concerning matters related to the Company’s historical stock option and stock grants. More information about potential factors that could affect our business and financial results is included in the prospectus filed with the Securities and Exchange Commission on September 27, 2006 under the heading “Risk Factors.” You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date any such statement is made.

FOR FURTHER INFORMATION CONTACT:

Investor Relations:

Robert Putnam

(858) 676-0519

robert@atcsd.com